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                                                                 EXHIBIT 12.1

Reckson Associates Realty Corp.
Ratios of Earnings to Combined Fixed Charges

         The following table sets forth the calculation of the Company's consolidated ratios of earnings to fixed charges for the periods shown (in Thousands):
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

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                             For the Period from                        For the Period from   For the Period from
                               January 1, 1998                            June 3, 1995         January 1, 1995
                                      To                                       To                    to
Description                   September 30, 1998     1997       1996     December 31, 1995       June 2, 1995     1994        1993
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
Interest                          $39,677           $23,936    $13,331       $5,331                 $7,622       $17,426    $27,454
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Rent Expense                          959               952        830          434                   176            375        771
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Amortization of Debt
Issuance Costs                      1,131               797        525          400                   195            564        489
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                                   41,767            25,685     14,686        6,165                 7,993         18,365     28,714
----------------------------------- ---------------------- ------------- -------- ------------------------ ------------------------
Income from Continuing
Operations before Minority
Interest and Fixed Charges        $88,534           $71,175    $39,876      $16,719                $8,187        $17,872    $18,609
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Ratio of Earnings to Fixed
Charges                              2.12              2.77       2.72         2.71                1.02           0.97         0.65
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